EXHIBIT 99.2

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Issues	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain			For	Against	Abstain

1.	Adopt the Merger Agreement.	☐	☐	☐	3.	Approve the issuance of shares of Valor common stock pursuant to the merger.	☐	☐	☐

2.	Approve the increase of the authorized number of shares of Valor common stock from 200,000,000 to 1,000,000,000.	☐	☐	☐	4.	Adopt and approve the 2006 Valor Equity Incentive Plan.	☐	☐	☐

5.	Elect Directors.

	For	Withhold		For	Withhold		For	Withhold

01 — John J. Mueller	☐	☐	05 — Norman W. Alpert	☐	☐	09 — M. Ann Padilla	☐	☐

02 — Anthony J. de Nicola	☐	☐	06 — Stephen B. Brodeur	☐	☐	10 — Federico Pena	☐	☐

03 — Kenneth R. Cole	☐	☐	07 — Michael Donovan	☐	☐	11 — Edward J. Heffernan	☐	☐

04 — Sanjay Swani	☐	☐	08 — Edward Lujan	☐	☐

		For	Against	Abstain			For	Against	Abstain

6.	Ratify Appointment of Independent Auditors.	☐	☐	☐	7.	Adjourn for the purpose of obtaining additional votes for the merger proposal.	☐	☐	☐

THE APPROVAL OF EACH OF PROPOSAL NO. 1 RELATING TO THE ADOPTION OF THE MERGER AGREEMENT, PROPOSAL NO. 2 RELATING TO THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF VALOR COMMON STOCK AND PROPOSAL NO. 3 RELATING TO THE ISSUANCE OF VALOR COMMON STOCK PURSUANT TO THE MERGER, IS A CONDITION TO THE COMPLETION OF THE PROPOSED MERGER OF VALOR AND SPINCO. IF YOU WISH TO APPROVE THE MERGER, YOU MUST APPROVE EACH OF PROPOSAL NO. 1, PROPOSAL NUMBER 2 AND PROPOSAL NO. 3.

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/	/

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Proxy — Valor Communications Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING 2006
The undersigned, a shareholder of Valor Communications Group, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual report to Shareholders for the fiscal year ended December 31, 2005, and, revoking any proxy previously given, hereby constitutes and appoints John J. Mueller and William M. Ojile, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at The Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, NY 10019 on June 27, 2006 at 2:00 p.m., local time, and at any adjournment thereof, on all matters coming before said meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, AND FOR PROPOSAL 7. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 27, 2006.
THANK YOU FOR VOTING